Exhibit 10.9(E)

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of June 28, 2013, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and ACHAOGEN, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Amended and Restated Lease Agreement dated as of December 29, 2010, as amended by that certain letter agreement dated January 4, 2011, as further amended by that certain letter agreement dated June 15, 2011, and as further amended by that certain First Amendment dated as of April 1, 2013 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises (“Existing Premises”), in a building located at 7000 Shoreline Court, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Base Term of the Lease is scheduled to expire on March 31, 2014 (“Expiration Date”).

C. Tenant desires to extend the Base Term of the Lease with respect to only a portion of the Existing Premises, consisting of approximately 16,234 rentable square feet located on the 3rd floor of the Building, as shown on Exhibit A attached hereto (“Remaining Premises”).

D. Landlord and Tenant desire, subject to the terms and conditions set forth herein, to extend the Lease with respect to the Remaining Premises.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Term. The Base Term with respect to the Remaining Premises only is hereby extended through April 14, 2017. The Base Term of the Lease with respect to the balance of the Premises shall expire on the Expiration Date in accordance with the terms of the Lease.

2.	Base Rent. Tenant shall continue to pay Base Rent for the Existing Premises as provided for in the Lease through the Expiration Date. Commencing on April 1, 2014, Tenant shall pay Base Rent for the Remaining Premises in the amount of $2.90 per rentable square foot of the Remaining Premises per month. Base Rent shall be increased on April 1, 2015, and thereafter on each subsequent April 1st during the Term (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay any Base Rent for the Remaining Premises for the period commencing on April 1, 2014, through August 15, 2014 (“Rent Abatement Period”). Subject to the terms of the last paragraph of Section 5(b) of the Work Letter attached to this Second Amendment as Exhibit B, Tenant shall resume paying full Base Rent for the Remaining Premises on August 16, 2014.

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3.	Operating Expenses. Commencing on April 1, 2014, the definition of “Tenant’s Share of Operating Expenses” on Page 2 of the Lease is deleted and replaced with the following:

“Tenant’s Share of Operating Expenses: 11.90%”

Notwithstanding anything to the contrary contained herein, (i) Tenant shall continue to pay Operating Expenses for the entire Existing Premises through the Expiration Date, and (ii) Tenant shall not be required to pay Operating Expenses for the period commencing April 1, 2014, through April 30, 2014 (“OPEX Abatement Period”). Commencing on May 1, 2014, Tenant shall commence paying Tenant’s Share of Operating Expenses as provided above with respect to the Remaining Premises.

4.	Tenant Improvement Allowance. Following the mutual execution and delivery of this Second Amendment by the parties, Landlord shall provide to Tenant the Tenant Improvement Allowance (as defined in the Work Letter attached to this Second Amendment as Exhibit B) pursuant to the terms of the Work Letter.

5.	Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a) Extension Right. Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease for 3 years (an “Extension Term”) with respect to the Premises (which, if Tenant has exercised its Expansion Right under Section 6 of this Second Amendment, shall include the Expansion Space), on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of the Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). As used herein, “Market Rate” shall mean the then market rental rate for triple-net leases for comparable life sciences/laboratory space in comparable projects in the City of South San Francisco and surrounding areas (which Market Rate may include annual increases of Base Rent), taking into consideration all relevant factors.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 5(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 5(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

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(b)	Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate the Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by 103% until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Francisco metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Francisco metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. The Extension Rights is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall, at Landlord’s option, not be in effect and Tenant may not exercise the Extension Right:

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(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f) Termination. The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

6.	Right to Expand.

(a) Expansion Right. Any time prior to December 15, 2013 (the “Expansion Right Expiration Date”), Tenant may deliver written notice to Landlord (“Expansion Election Notice”) of its election to expand the then-existing Premises to include the Expansion Space. For purposes of this Section 6(a), “Expansion Space” shall mean that space on the third floor of the Building contiguous to the Premises, as shown on Exhibit C attached hereto. Tenant may only deliver an Expansion Election Notice with respect to the entire Expansion Space. Tenant acknowledges that its right to elect to expand the then-current Premises pursuant to this paragraph (“Expansion Right”) is subject to the terms of Section 6(e) below. If Tenant elects to lease the Expansion Space by delivering the Expansion Election Notice prior to the Expansion Right Expiration Date, Tenant shall be deemed to agree to lease the Expansion Space on the same general terms and conditions as this Lease except that: (i) the term of the lease with respect to the Expansion Space shall commence upon delivery of the Expansion Space to Tenant (“Expansion Space Commencement Date”); (ii) Tenant shall continue to pay Base Rent for the then-current Premises as provided for in the Lease and, in addition thereto, beginning on the Expansion Space Commencement Date, Tenant shall pay Base Rent for the Expansion Space at the same Base Rent per rentable square foot that Tenant is paying for the then-current Premises, as adjusted pursuant to Section 2 of this Second Amendment; provided, that Tenant shall not be required to pay any Base Rent for the Expansion Space during the first four and one half (4%) months following the Expansion Space Commencement Date; (iii) Tenant’s Share of Operating Expenses shall be proportionately adjusted; (iv) Tenant shall commence paying Tenant’s Share of Operating Expenses with respect to the Expansion Space upon the Expansion Space Commencement Date; provided, however, that Tenant shall not be required to pay Operating Expenses with respect to the Expansion Space during the first (1st) month following the Expansion Space Commencement Date; (v) Landlord shall provide to Tenant a tenant improvement allowance in the amount of $10.00 per rentable square foot of the Expansion Space for the construction by Tenant of tenant improvements in the Expansion Space pursuant to the terms of a work letter in substantially the same form as the Work Letter attached to this Second Amendment, and (vi) Tenant shall accept the Expansion Space is its “as-is” condition as of the Expansion Space Commencement Date. No additional Security Deposit shall be required in connection with Tenant’s expansion of the Premises pursuant to this Section 6. If Tenant elects to exercise its Expansion Right under this

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Section 6, Landlord shall cause the rentable square footage of the Expansion Space to be measured by an architect or engineer reasonably acceptable to Landlord and Tenant in accordance with the BOMA 2010 definition for multi-tenant buildings. Tenant acknowledges that following the measurement of the Expansion Space pursuant to the immediately preceding sentence, the square footage of the Premises shall not be subject to further re-measurement. If Tenant fails to deliver an Expansion Election Notice to Landlord prior to the Expansion Right Expansion Date, Tenant shall be deemed to have forever waived its rights under this Section 6(a) to lease the Expansion Space and Landlord shall have the right to lease the Expansion Space to any third party on any terms and conditions acceptable to Landlord.

(b) Amended Lease. Following Tenant’s timely delivery to Landlord of an Expansion Election Notice, if, after the expiration of a period of 10 days from Landlord’s delivery to Tenant of a lease amendment memorializing the expansion of the then-existing Premises to include the Expansion Space which is generally consistent with the terms set forth in Section 6(a), Tenant fails to execute such a lease amendment, Tenant shall be deemed to have forever waived its right to lease the Expansion Space.

(c) Exceptions. Notwithstanding the above, the Expansion Right shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in default under any provision of this Lease 3 or more times, whether or not the defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(d) Termination. The Expansion Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of the Expansion Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has defaulted 3 or more times during the period from the date of the exercise of the Expansion Right, to the date of the commencement of the lease of the Expansion Space whether or not such defaults are cured.

(e) Subordinate. Tenant’s rights in connection with the Expansion Right are and shall be subject to and subordinate to the rights of Ion Torrent Systems Incorporated, a Delaware corporation (“Ion Torrent”), the tenant currently leasing the Expansion Space from Landlord (but not any subtenant of Ion Torrent), existing on the date hereof to continue to lease the Expansion Space. Tenant acknowledges that Ion Torrent has the right to extend the term of its lease for 1 year until March 31, 2015, by delivery of written notice to Landlord on or before September 30, 2013. Tenant further acknowledges that if Tenant elects to exercise its Expansion Right pursuant to this Section 6, Landlord shall have no obligation to deliver the Expansion Space to Tenant until the term (as may be extended) of Ion Torrent’s lease expires and Ion Torrent surrenders the Expansion Space as required under its lease.

(f) Rights Personal. The Expansion Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

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(g) No Extensions. The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right.

7.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Studley, Inc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

8.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

ACHAOGEN, INC.,
a Delaware corporation

/s/ Dennis Hom
By:	Dennis Hom
Its:	VP Finance & Corporate Development

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner,

		By:	/s/ Eric S. Johnson
Vice President
		Its:	Real Estate legal Affairs

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EXHIBIT B

Work Letter

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Amended and Restated Lease Agreement dated as of December 29, 2010, as amended by that certain letter agreement dated January 4, 2011, as further amended by that certain letter agreement dated June 15, 2011, and as further amended by that certain First Amendment dated as of April 1, 2013, and as further amended by that certain Second Amendment to Lease dated June 28, 2013, by and between ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company (“Landlord”), and ACHAOGEN, INC., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Dennis Hom (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b) Landlord’s Authorized Representative. Landlord designates Todd Miller and Terezia Nemeth (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Remaining Premises desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Remaining Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements. Not more than ten (10) business days thereafter, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the TI Architect with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within ten (10) business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

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(c) Working Drawings. Following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d) Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of the Tenant Improvements.

(a) Commencement and Permitting of the Tenant Improvements. Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

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(b) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c) Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d) Substantial Completion. Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Remaining Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b) Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of The Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed. The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3% of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction

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of the Tenant Improvements, which sum shall be payable from the TI Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements, and shall be payable out of the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements, for disbursement by Landlord as described in Section 5(d).

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $10.00 per rentable square foot of the Remaining Premises, or $162,340 in the aggregate. On or before the earlier of (i) August 1, 2014, or (ii) the date that is 5 business days after receipt of notice of Landlord’s approval of the Budget, Tenant shall notify Landlord how much of the TI Allowance Tenant has elected to apply toward the design and construction of the Tenant Improvements (“Improvements Allowance”). The portion of the TI Allowance not elected by Tenant to be applied to the design and construction of the Tenant Improvements (not to exceed $5.00 per rentable square foot of the Premises) shall be applied to reduce Base Rent pursuant to the paragraph immediately following. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the design and construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4, except as follows: The portion of the TI Allowance elected by Tenant to be applied to reduce Base Rent pursuant to the immediately preceding paragraph (which shall not exceed $5.00 per rentable square foot of the Remaining Premises), shall be applied to reduce the Base Rent first coming due from and after August 15, 2014. Tenant shall have no right to any portion of the Improvements Allowance that is not disbursed for the design and construction of the Tenant Improvements before March 31, 2015.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the Improvements Allowance. If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended Improvements Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to fund the Improvements Allowance, 100% of the then current TI Cost in excess of the remaining Improvements Allowance (“Excess TI Costs”). If Tenant fails to deposit, or is late in depositing any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such

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amounts, those amounts will be deemed Rent under the Lease. The Improvements Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first thereafter disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon Substantial Completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

(e) Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Landlord shall reimburse Tenant for TI Costs once a month against a draw request in Landlord’s standard form, containing evidence of payment of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Remaining Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Remaining Premises.

6. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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EXHIBIT C

Expansion Space

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